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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

8.75% SENIOR NOTES DUE 2014
OF
J.B. Poindexter & Co., Inc.

Pursuant to the Prospectus
dated April     •    , 2005

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY     •    , 2005, UNLESS EXTENDED (THAT DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST COMPANY

By Hand, Overnight Deliver, Mail or Registered or Certified Mail:

By Mail or Overnight Delivery:	By Hand Delivery:
Wilmington Trust Company 1100 North Market Street Wilmington, DE 19890-1626 Attn: Alisha Clendaniel	Wilmington Trust Company Corporate Capital Markets 1100 North Market Street Wilmington, DE 19890-1626 Attn: Alisha Clendaniel
By Registered or Certified Mail: Wilmington Trust Company DC-1626 Processing Unit P.O. Box 8861 Wilmington, DE 19899-8861

By Facsimile Transmission (for Eligible Institutions only):
(302) 636-4139
 Confirm by Telephone:
(302) 636-6470

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute valid delivery.

        As set forth in under the caption "The exchange offer—Guaranteed delivery procedures" of the Prospectus dated April     •    , 2005 (the "Prospectus") of J.B. Poindexter & Co., Inc. (the "Issuer") and in Instruction 2 of the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Prospectus, constitutes the "Exchange Offer"), this form must be used to accept the Issuer's offer to exchange all of its outstanding unregistered 8.75% Senior Notes due 2014 (the "Unregistered Notes") for the Issuer's registered 8.75% Senior Notes due 2014 (the "Exchange Notes"), if time will not permit the Letter of Transmittal, certificates representing such Unregistered Notes and other required documents to reach the Exchange Agent, or if the procedures for book-entry transfer cannot be completed, in either case on or prior to the Expiration Date. This form must be delivered by an "Eligible Institution" (as such term is defined on the last page of this Notice of Guaranteed Delivery) by mail or hand delivery, or transmitted via facsimile, to the Exchange Agent as set forth above.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of each of which are hereby acknowledged), the principal amount of the Unregistered Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal.

        The undersigned understands that no withdrawal of a tender of Unregistered Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Unregistered Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

        The undersigned understands that issuance of the Exchange Notes by the Exchange Agent for Unregistered Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Unregistered Notes (or book-entry confirmation of the transfer of such Unregistered Notes into the Exchange Agent's account at DTC) and a Letter of Transmittal (or facsimile thereof) with respect to such Unregistered Notes properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

        None of the authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or	Date:		, 2005
Authorized Signatory:
Address:

Name(s) of Registered Holder(s):
Area Code and Telephone No.

If Unregistered Notes will be delivered by book-entry
transfer to DTC, check the box below:
Principal Amount of Unregistered Notes Tendered:		☐

DTC Account No.:

Certificate No.(s) of Unregistered Notes
(if available)

        This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificate(s) for Unregistered Notes, or if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as the owner of Unregistered Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

        DO NOT SEND UNREGISTERED NOTES WITH THIS FORM. UNREGISTERED NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE

(not to be used for signature guarantee)

        The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Unregistered Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Unregistered Notes complies with Rule 14e-4, and (iii) guarantees that the Unregistered Notes tendered hereby in proper form for transfer (pursuant to the procedures set forth in the Exchange Prospectus under the caption "The exchange offer—Guaranteed delivery procedures"), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, will be received by the Exchange Agent at one of its addresses set forth above within three business days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, or Agent's Message, and Unregistered Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(city) (state) (zip code)

Area Code and Telephone Number:

Dated:	, 2005

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY